EXHIBIT 21.1





                     List of Subsidiaries of
                      FREEPORT-McMoRan INC.


                                                Name Under Which
               Entity             Organized     It Does Busines
--------------------------------  ---------     ----------------

Freeport-McMoRan Copper &
   Gold Inc.                      Delaware            Same
   P.T. Freeport Indonesia
     Company                      Indonesia
                                  and Delaware        Same
   Rio Tinto Metal, S.A.          Spain               Same

Freeport-McMoRan Resource
   Partners, Limited Partnership  Delaware            Same
   IMC-Agrico Company             Delaware            Same